Moody National REIT II, Inc. 8-K

Exhibit 10.2

October 24, 2018

Moody National REIT II, Inc.

c/o Moody National Companies
6363 Woodway Drive, Suite 110
Houston, Texas 77057

Re:	Amendment to Secured Term Loan Facility (the “Facility”) to Moody National Operating Partnership II, LP (“Borrower”)

Ladies and Gentlemen,

Moody National Operating Partnership II, LP (the “Borrower”)has entered into a Second Master Amendment to Loan Documents of even date herewith (the “Second Amendment”) with KeyBank National Association, a national banking association having an address at 1200 Abernathy Rd NE, Suite 1550, Atlanta, GA 30328, as agent (KeyBank National Association, in such capacity as agent, hereinafter referred to as “Agent”) for a syndicate of lenders (singly and collectively, the “Lenders”), and the Lenders with respect to the existing loan arrangement entered into between the Borrower, the Agent and the Lenders evidenced by, among other loan documents, that certain Term Loan Agreement dated September 27, 2017. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Loan Agreement. In connection therewith, and in addition to any fees, expenses and other amounts set forth under the Loan Agreement, the Fee Letter dated September 27, 2017, or the Second Amendment, the Borrower agrees as follows:

1.          Commitment Fee: Upon the execution hereof, the Borrower shall pay to Agent, an extension commitment fee of $290,000.00 (the “Commitment Fee”) for the benefit of the Lenders.

2.          The fees payable above shall be fully earned upon becoming due and payable (regardless of whether such fees are being paid for a later period), shall be non-refundable thereafter for any reason whatsoever and shall be in addition to any other fee, cost or expense payable pursuant to the Facility. Agent reserves the right to allocate to its respective affiliates, in whole or part, certain fees payable to Agent in such manner as Agent may determine in its sole discretion.

3.           This Agreement shall be governed by the laws of the State of New York, including, without limitation, New York General Obligations Law Section 5-1401.

Very truly yours,

KEYBANK NATIONAL ASSOCIATION,
a national banking association

By:
Name:	Jennifer L. Power
Title:	Vice President

[Signature Page to Amendment Fee Letter]

Acknowledged and agreed to as of the date first set forth above.

MOODY NATIONAL OPERATING PARTNERSHIP II, LP, a Delaware limited partnership

By:	Moody National REIT II, Inc.,
a Maryland corporation, its General partner

By:
	Name:	Brett C. Moody
	Title:	President

[Signature Page to Amendment Fee Letter]